EXHIBIT 10.1

Execution Version

FIRST AMENDMENT TO ABL CREDIT AGREEMENT
dated as of June 17, 2020,
among
FORTERRA, INC.,
THE OTHER US BORROWERS PARTY HERETO,
THE CANADIAN BORROWERS PARTY HERETO,
THE LENDERS PARTY HERETO,
and
BANK OF AMERICA, N.A.,
as Agent,

BOFA SECURITIES, INC.

DEUTSCHE BANK SECURITIES INC.,

and
SUNTRUST ROBINSON HUMPHREY, INC.
as Joint Lead Arrangers and Joint Bookrunners,

Increasing the Revolving Credit Commitments to $350.0 million and making certain amendments to the
ABL Credit Agreement dated as of October 25, 2016

FIRST AMENDMENT TO ABL CREDIT AGREEMENT dated as of June 17, 2020 (this “Amendment”), to the ABL Credit Agreement dated as of October 25, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among Forterra, Inc., a Delaware corporation (“Holdings”), the other US Borrowers (as defined in the Credit Agreement) party thereto, the Canadian Borrowers (as defined in the Credit Agreement) party thereto (together with Holdings and the US Borrowers, collectively, the “Borrowers”, and, each, a “Borrower”), the lenders and issuing banks party thereto from time to time and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, together with its successors and permitted assigns, the “Agent”).
RECITALS
A.Pursuant to Section 2.23 of the Credit Agreement, Borrowers have requested that the persons set forth on Schedule I hereto (the “Incremental Revolving Lenders”) extend commitments (the “Incremental Revolving Commitments”) to US Borrowers under the Credit Agreement in an aggregate principal amount equal to $50.0 million.
B.The Incremental Revolving Lenders are willing to provide the Incremental Revolving Commitments to US Borrowers on the Amendment Effective Date (as defined below) on the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein.
C.The Incremental Revolving Commitments shall constitute Revolving Credit Commitments under the US Revolving Credit Facility. After giving effect to the Incremental Revolving Commitments, the amount of the total US Tranche Revolving Credit Commitments on the Amendment Effective Date shall be $330.0 million.
D.Borrowers have also requested that Agent and Lenders amend the Credit Agreement to, among other things, extend the Maturity Date (as defined therein) as set forth herein.
E.Certain Exiting Lenders (as defined herein) will be terminating their Revolving Credit Commitments under the Credit Agreement and will be replaced by certain New Lenders (as defined herein).
F.Agent and Lenders party hereto are willing to provide the Incremental Revolving Commitments to US Borrowers, extend the Maturity Date and make certain other amendments set forth herein on the Amendment Effective Date (as defined below) on the terms and subject to the conditions set forth herein.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment have the meanings assigned thereto in the Credit Agreement. The provisions of Section 1.2 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. This Amendment shall be an “Incremental Facility Amendment” for all purposes of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The loans and other extensions of credit made under the Incremental Revolving Commitments shall be additional “Loans” for all purposes of the Credit Agreement and the other Loan Documents. Each Incremental Revolving Lender shall, upon the effectiveness of this Amendment in accordance with Section 5 hereof, be a party to the Credit Agreement, have the rights and obligations of a Lender thereunder and shall be an “Incremental Revolving Lender” and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 2. Incremental Revolving Commitments.
(a)    On the terms and subject to the conditions set forth herein, effective as of the Amendment Effective Date (which date shall constitute the Incremental Facility Closing Date for the Incremental Revolving Commitments granted under this Section 2), each Incremental Revolving Lender hereby agrees to provide Incremental Revolving Commitments in the amount set forth opposite its name on Schedule I hereto.
(b)    The Incremental Revolving Commitments and the loans and other extensions of credit made thereunder shall have the same terms applicable to the US Tranche Revolving Credit Commitments under the Credit Agreement and the existing Loans and other extensions of credit made thereunder, respectively, immediately prior to giving effect to the establishment of the Incremental Revolving Commitments hereunder, subject to the amendments contemplated by Section 3 hereof. From and after the Amendment Effective Date, the Incremental Revolving Lenders shall constitute “Lenders”, the Incremental Revolving Commitments shall constitute “US Tranche Revolving Credit Commitments” and “Revolving Credit Commitments” and the loans made thereunder shall constitute “US Tranche Revolving Credit Loans” and “Revolving Credit Loans”, in each case for all purposes of the Credit Agreement and the other Loan Documents.
(c)    US Borrowers may request the making of Loans under the Incremental Revolving Commitments from time to time on or after the Amendment Effective Date for general corporate and working capital purposes of the Group Members.
(d)    On the Amendment Effective Date, pursuant to Section 2.23(c) of the Credit Agreement, (i) each Lender (other than Incremental Revolving Lenders in their capacity as such) immediately prior to the increase in Revolving Credit Commitments provided by this Amendment will automatically and without further act be deemed to have assigned to each Incremental Revolving Lender providing an Incremental Revolving Commitment, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations under the Credit Agreement in outstanding Letters of Credit such that, after giving effect to the Incremental Revolving Commitments and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations under the Credit Agreement in Letters of Credit held by each Lender (including the Incremental Revolving Lenders) will equal such Lender’s US Tranche Percentage, and (ii) if, on the Amendment Effective Date, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on the Amendment Effective Date be prepaid from the proceeds of additional Loans made under the Credit Agreement (reflecting the Incremental Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.18 of the Credit Agreement. The minimum borrowing, pro rata borrowing and pro rata payment requirements contained in the Credit Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
SECTION 3. Amendments to the Credit Agreement.
(a) Section 1.1 of the Credit Agreement is hereby amended by adding each of the following definitions in the appropriate alphabetical order:

“Adjustment”: as defined in Section 1.9.
“Affected Financial Institution”: any EEA Financial Institution or any UK Financial Institution.
“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to the Agent.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Consolidated Cash Balance”: at any time, the aggregate amount of Unrestricted Cash of the Group Members.
“Covered Entity”: (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).”
“First Amendment”: that certain First Amendment to ABL Credit Agreement dated as of the First Amendment Effective Date, by and among Borrowers, the Lenders party thereto and the Agent.
“First Amendment Effective Date”: June 17, 2020.
“FRB”: Federal Reserve Board of Governors.
“FRBNY”: Federal Reserve Bank of New York.
“LIBOR Screen Rate”: as defined in Section 1.9.
“LIBOR Successor Rate”: as defined in Section 1.9.
“LIBOR Successor Rate Conforming Changes”: with respect to any proposed LIBOR Successor Rate, any conforming changes to this Agreement, including changes to Alternate Base Rate, Canadian Base Rate, Interest Period, timing and frequency of determining rates and payments of interest and other technical, administrative or operational matters as may be appropriate, in the Agent’s discretion, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit its administration by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent determines, in consultation with the Borrower Representative, is reasonably necessary in connection with administration of this Agreement).
“Potential Maturity Spring Date”: as defined in the definition of Maturity Date.

“Relevant Governmental Body”: the FRB and/or FRBNY, or a committee officially endorsed or convened by the FRB and/or FRBNY for the purpose of recommending a benchmark rate to replace the LIBO Rate in loan agreements similar to this Agreement.
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Scheduled Unavailability Date”: as defined in Section 1.9.
“SOFR”: with respect to any day, the secured overnight financing rate that is published for such day by FRBNY as administrator of the benchmark (or a successor administrator) on FRBNY’s website and that has been selected or recommended by the Relevant Governmental Body.
“SOFR-Based Rate”: SOFR or Term SOFR.
“Term SOFR”: the forward-looking term rate for any period that is approximately (as determined by the Agent) as long as any interest period option set forth in the definition of “Interest Period” and that is based on SOFR and selected or recommended by the Relevant Governmental Body, in each case as published on an information service selected by Agent from time to time in its discretion.
“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(b) Section 1.1 of the Credit Agreement is hereby amended by amending and restating each of the following definitions in their entirety to read as follows:
“Applicable Margin”: on the First Amendment Effective Date, a rate per annum equal to, in the case of Loans maintained as (A) ABR Loans, 0.75%, and (B) Eurodollar Loans, 1.75%, and continuing until the date of the delivery of the Quarterly Pricing Certificate with respect to the calendar quarter ending September 30, 2020, in accordance with the first sentence of the following paragraph (each such date of delivery of a Quarterly Pricing Certificate, a “Start Date”). From and after the first Start Date to and including the applicable End Date described below, the Applicable Margins for such Type of Loans shall be (i) at any time the Total Leverage Ratio (calculated with netting of Unrestricted Cash of the Group Members not to exceed $75.0 million) as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.1 is greater than 6.25:1.00, a rate per annum equal, to in the case of Loans maintained as (A) ABR Loans, 1.25%, and (B) Eurodollar Loans, 2.25%, and (ii) at any time the Total Leverage Ratio (calculated with netting of Unrestricted Cash of the Group Members not to exceed $75.0 million) as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.1 is not greater than 6.25:1.00, a rate per annum equal to those set forth below opposite the Historical Excess Availability indicated to have been achieved in any certificate delivered in accordance with the first sentence of the following paragraph:

Level	Historical Excess Availability:	Applicable Margin for Eurodollar Loans:	Applicable Margin for ABR Loans:
I	Equal to or greater than 67.0%	1.75%	0.75%
II	Less than 67.0% and equal to or greater than 33.0%	2.00%	1.00%
III	Less than 33.0%	2.25%	1.25%
The Historical Excess Availability used in a determination of the Applicable Margins shall be determined based on the delivery of a certificate of an Responsible Officer of Holdings (each, a “Quarterly Pricing Certificate”) to the Agent (with a copy to be sent by the Agent to each Lender), within fifteen (15) Business Days after the last day of any calendar quarter, which Quarterly Pricing Certificate shall set forth the calculation of the Historical Excess Availability as at the last day of the fiscal quarter ended immediately prior to the relevant Start Date. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from and including the relevant Start Date to but excluding the earlier of (x) the date on which the next Quarterly Pricing Certificate is delivered to the Agent and (y) the date which is fifteen (15) Business Days following the last day of the calendar quarter in which the previous Start Date occurred (such earlier date, the “End Date”), at which time, if no Quarterly Pricing Certificate has been delivered to the Agent (and thus commencing a new Start Date), the Applicable Margins shall be those that correspond to a Historical Excess Availability at Level III above (such Applicable Margins as so determined, the “Highest Applicable Margins”) and the Highest Applicable Margins shall apply until a Quarterly Pricing Certificate is delivered to the Agent (and thus commencing a new Start Date). Notwithstanding anything to the contrary contained above in this definition, (i) the Applicable Margins shall be the Highest Applicable Margins at all times during which there shall exist any Event of Default, (ii) from and after the most recent Incremental Facility Closing Date for any Incremental Facility Amendment pursuant to which the Applicable Margins have been increased above the Applicable Margins in effect immediately prior to such Incremental Facility Closing Date, the Applicable Margins shall be increased to those respective percentages per annum set forth in the applicable Incremental Facility Amendment and (iii) from and after any Extension, with respect to any Extended Revolving Credit Commitments, the Applicable Margins specified for such Extended Revolving Credit Commitments shall be those specified in the applicable definitive documentation thereof.
“Arranger”: collectively, BofA Securities, Inc., Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and bookrunners for the Revolving Credit Facilities.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“CDOR Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan denominated in Canadian Dollars, the per annum rate of interest equal to the Canadian Dollar bankers’ acceptance rate, or comparable or successor rate approved by the Agent, determined by it at or about 10:00 a.m. (Toronto time) on the applicable day (or the preceding business day, if the applicable day is not a business day) for a term comparable to the Eurodollar Loan, as published on the CDOR or other applicable Reuters screen page (or other commercially available source designated by the Agent from time to time); provided, that in no event shall the CDOR Rate be less than 1%.
“Facility Fee Rate”: the rate per annum on the undrawn portion of the Revolving Credit Commitments (excluding any Revolving Credit Commitments of Defaulting Lenders, except to the extent such Revolving Credit Commitments are reallocated to Lenders that are not Defaulting Lenders) equal to 0.325%.
“Issuing Bank”: as the context may require, (a) with respect to Letters of Credit issued as of the First Amendment Effective Date and any time thereafter, Bank of America, and (b) with respect to Letters of Credit issued after the First Amendment Effective Date, (i) in the case of US Tranche Letters of Credit, any US Tranche Revolving Credit Lender that elects to issue a US Tranche Letter of Credit, and (ii) in the case of Canadian Tranche Letters of Credit, any Canadian Tranche Revolving Credit Lender that elects to issue a Canadian Tranche Letter of Credit, in each case, in its respective capacity as issuer of Letters of Credit hereunder and its successors in such capacity as provided in Section 2.7(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch and for all purposes of the Loan Documents. References herein and in the other Loan Documents to Issuing Banks shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.
“LC Issuer Sublimit”: with respect to any Issuing Bank, the aggregate stated amount of all Letters of Credit that such Issuing Bank agrees to issue at any time which, for each Issuing Bank shall (a) in the case of US Tranche Letters of Credit, not to exceed the US Tranche LC Sublimit, and (b) in the case of Canadian Tranche Letters of Credit, not to exceed the Canadian Tranche LC Sublimit. As of the First Amendment Effective Date, Bank of America’s US Tranche LC Sublimit is $50,000,000, and its Canadian Tranche LC Sublimit is $10,000,000.
“LIBO Rate”: with respect to any Interest Period pertaining to a Eurodollar Loan or Borrowing denominated in US Dollars, the per annum rate of interest (rounded up to the nearest 1/8th of 1%) determined by the Agent at or about 11:00 a.m. (London time) two Business Days prior to such Interest Period, for a term equivalent to such Interest Period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by the Agent, as published on the applicable Reuters screen page (or other commercially available source designated by the Agent from time to time); provided, that any comparable or successor rate shall be applied by the Agent, if administratively feasible, in a manner consistent with market practice; provided further, that in no event shall the LIBO Rate be less than 1%.
“Maturity Date”: with respect to (a) Revolving Credit Commitments (including, for the avoidance of doubt, any Incremental Revolving Commitments) that have not been extended pursuant to Section 2.25, the date that is the earlier of (i) June 17, 2025 or (ii) 91 days prior to the scheduled maturity date under, or such later maturity date resulting from a refinancing or extension of, the Term Loan Credit Agreement if, as of such date (the “Potential Maturity Spring Date”), more than $75.0 million in principal amount of indebtedness remains outstanding under the Term Loan Credit Agreement or refinancing facility in respect thereof which is maturing on the 91st day thereafter, and (b) with respect to Extended Revolving Credit Commitments, the final maturity date thereof as specified in the applicable Extension Offer accepted by the respective Revolving Credit Lender or Revolving Credit Lenders.
“Qualified Jurisdiction”: (a) with respect to Holdings, the United States, and (b) with respect to any other Loan Party, the United States or Canada, in each case, together with any state, province, territory or other political sub-division therein, or such other jurisdiction as shall be consented to by the Required Lenders, subject to Section 9.2(b)(B); provided that no Lender will be obligated to extend credit to a Loan Party that is organized in a Qualified Jurisdiction other than the United States and Canada if it would be legally prohibited from doing so.

“Reserves”: reserves, if any, established by the Agent from time to time hereunder in its Permitted Discretion against the US Borrowing Base or the Canadian Borrowing Base, including (but without duplication), (i) Rent Reserves, (ii) potential dilution related to Accounts, (iii) sums that the Qualified Loan Parties are or will be required to pay (such as taxes, assessments and insurance premiums) and have not yet paid, (iv) amounts owing by any Qualified Loan Party to any Person to the extent secured by a Lien on, or trust over, any Collateral, (v) the full amount of any liabilities or amounts which rank or are capable of ranking in priority to the Agent’s Liens and/or for amounts which may represent costs relating to the enforcement of such Liens including, (a) amounts due to employees in respect of unpaid wages, payment in lieu of notice and holiday pay or vacation pay (including amounts protected by the Wage Earner Protection Program Act (Canada)), (b) the expenses and liabilities incurred by any administrator (or other insolvency officer) and any remuneration of such administrator (or other insolvency officer), (c) all amounts deducted or withheld and not paid and remitted when due under the ITA, sales tax, goods and services tax, value added tax, harmonized tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes, and (d) amounts subject to First Priority Priming Liens of the type described in clause (i) of the definition thereof, (vi) all contributions and other amounts payable by a Qualified Loan Party under or with respect to any Canadian Pension Plan (including the amount of any wind-up or solvency deficiency (without duplication) with respect to a Canadian Defined Benefit Plan that is due and payable), (vii) the uncrystallized amount of any wind-up or solvency deficiency (without duplication) with respect to a Canadian Defined Benefit Plan that is not yet due or payable, (viii) if, as of the Potential Maturity Spring Date, indebtedness is outstanding under the Term Loan Credit Agreement or refinancing facility in respect thereof which is maturing on the 91st day thereafter in an aggregate principal amount not in excess of $75.0 million, a reserve in the outstanding amount of such indebtedness for so long as it remains outstanding and is scheduled to mature within 91 days, and (ix) such other events, conditions or contingencies as to which the Agent, in its Permitted Discretion, determines reserves should be established (without duplication of any reserves established pursuant to foregoing clauses (i) through (viii)) from time to time hereunder; provided, however, that the Agent may not implement reserves with respect to matters which are already specifically reflected as ineligible Accounts or Inventory or criteria deducted in computing the amount of Eligible Accounts, Eligible Progress Billings, the Value of Eligible Inventory or Eligible Work-in-Process Inventory or the Net Orderly Liquidation Value of Eligible Inventory or Eligible Work-in-Process Inventory. For the purposes of determining the amount of any wind-up or solvency deficiency of a Canadian Defined Benefit Plan, reference shall be had to the most recent actuarial valuation filed with the Governmental Authority as required by applicable law, subject to any update prepared to reflect current asset values and discount rates.
“US Sublimit” means $330.0 million as such amount may be increased from time to time in accordance with Section 2.23 or as may be increased or decreased from time to time in connection with Section 2.10(d).
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(c) Section 1.2 of the Credit Agreement is hereby amended by adding a new clause (g) to read as follows:
(g)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
(d) Section 1.8(c) of the Credit Agreement is hereby amended by adding a new clause (s) to read as follows:
and (s) “foreclosure” shall include “the exercise of a hypothecary right”.
(e) Section 1 of the Credit Agreement is hereby amended by adding a new Section 1.9 to read as follows:
1.9    LIBOR Amendment. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or Borrower Representative or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to Borrower Representative) that Borrowers or Required Lenders (as applicable) have determined, that:
(a)    adequate and reasonable means do not exist for ascertaining the LIBO Rate for any applicable Interest Period, including, without limitation, because the LIBO Rate quote on the applicable screen page (or other source) used by the Agent to determine the LIBO Rate (“LIBOR Screen Rate”) is not available or published on a current basis, and such circumstances are unlikely to be temporary; or
(b)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date (“Scheduled Unavailability Date”) after which the LIBO Rate or the LIBOR Screen Rate will no longer be available or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator satisfactory to the Agent that will continue to provide the LIBO Rate after the Scheduled Unavailability Date; or
(c)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate;
then, reasonably promptly after such determination or receipt of notice by Agent, Agent and Borrower Representative may amend this Agreement to replace the LIBO Rate with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar US Dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar US Dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service selected by the Agent from time to time in its discretion and may be periodically updated (“Adjustment” and any such proposed rate, a “LIBOR Successor Rate”), and the amendment shall be effective at 5:00 p.m. on the fifth Business Day after the Agent posts the amendment to all Lenders and Borrowers unless, prior to such time, Required Lenders notify the Agent that they (A) in the case of an amendment to replace the LIBO Rate with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace the LIBO Rate with a rate described in clause (y), object to such amendment; provided, that in the case of clause (A), Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent such market practice is not administratively feasible for the Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred, the Agent will promptly notify Borrowers and Lenders. Thereafter, (i) the obligation of Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Eurodollar Loans or Interest Periods), and (ii) the LIBO Rate component shall no longer be used in determining Alternate Base Rate or Canadian Base Rate. Upon receipt of such notice, Borrower Representative may revoke any pending request for funding, conversion or continuation of a Eurodollar Loan (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have requested an ABR Loan.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such rate be less than 1% for purposes of this Agreement. In connection with the implementation of a LIBOR Successor Rate, the Agent shall have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(f) Section 2.7(a) of the Credit Agreement is hereby amended by amending and restating the third sentence therein to read as follows:
Subject to the terms and conditions set forth herein, the applicable Borrower may request the issuance of Letters of Credit for its own account or for its own account for the benefit of any applicable Restricted Subsidiary, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period (but not later than the date that is five business days prior to the Maturity Date); provided, further, that, notwithstanding anything to the contrary herein, (1) no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, such Issuing Bank’s total LC Exposure with respect to all Letters of Credit (determined for this purpose without giving effect to the participations therein of the Lenders pursuant to Section 2.7(d)) would exceed such Issuing Bank’s LC Issuer Sublimit, and (2) no Issuing Bank shall have any obligation to issue any US Tranche Letter of Credit or Canadian Tranche Letter of Credit if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(g) Section 2.23(a) of the Credit Agreement is hereby amended by adding the following sentences to the end thereto to read as follows:

For the avoidance of doubt, the Incremental Revolving Commitments granted pursuant to the First Amendment shall not count towards the $100.0 million Incremental Facilities described in this Section 2.23.
(h) Section 2.23(c) of the Credit Agreement is hereby amended by amending and restating the ninth sentence therein to read as follows:
The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Agent and the Additional Lenders party thereto, be subject to (i) the payment in full of all fees and expenses owing to the Agent and the Lenders in respect of such Incremental Facility, to the extent invoiced prior to such date, and (ii) the satisfaction or waiver on the date of the effectiveness of the Incremental Revolving Commitments thereunder (each, an “Incremental Facility Closing Date”) of (x) the representations and warranties made by any Loan Party in or pursuant to the Loan Documents being true and correct in all material respects on and as of the Incremental Facility Closing Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (provided, that in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or “Material Adverse Effect”; provided, further, that, in connection with any Limited Conditionality Transaction, the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Facility Closing Date shall be (a) the Specified Representations and (b) such of the representations and warranties made by or on behalf of the applicable acquired company or business (or the seller thereof) in the applicable acquisition agreement as are material to the interests of the Lenders, but only to the extent that Holdings (or any Subsidiary of Holdings) has the right to terminate the obligations of Holdings or such Subsidiary under such acquisition agreement or not consummate such acquisition as a result of the inaccuracy of such representations or warranties in such acquisition agreement), (y) no Default or Event of Default (or, in the case of any Limited Conditionality Transaction, and to the extent agreed to by the lenders and other investors providing such Incremental Facilities, no Specified Event of Default) having occurred and being continuing on the Incremental Facility Closing Date or after giving effect to the Incremental Facility requested to be made on such date, and (z) the incurrence of the Incremental Revolving Commitments thereunder (assuming that such Incremental Revolving Commitments are fully drawn) not violating any applicable limitation on Indebtedness contained in the Term Loan Credit Agreement or any refinancing facility in respect thereof.
(i) Section 3 of the Credit Agreement is hereby amended to clarify that the provision entitled “Borrowing Base Calculation” and the related language thereto at the end of Section 3.22(c) is a separate Section 3.23.
(j) Section 3 of the Credit Agreement is hereby amended by adding new Sections 3.24 and 3.25 to read as follows:
3.24    Affected Financial Institution. No Loan Party is an Affected Financial Institution or Covered Entity.

3.25    Beneficial Ownership. The information included in the Beneficial Ownership Certification most recently provided to the Agent and each Lender is true and complete in all respects.
(k) Section 4.2 of the Credit Agreement is hereby amended by adding a new clause (e) to read as follows:
(e)    Consolidated Cash Balance. Delivery of a certificate executed by the Borrower Representative that the Consolidated Cash Balance will not exceed $75.0 million commencing on the tenth (10th) Business Day after giving effect to the requested extension of credit.
(l) Section 5.2(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(f)    promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, Canadian Anti-Money Laundering Laws and Beneficial Ownership Regulation;
(m) Section 8 of the Credit Agreement is hereby amended by adding a new Section 8.12 to read as follows:
8.12    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the “Bookrunners” or “Arrangers” listed on the cover page of this Agreement or amendment hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or an Issuing Bank hereunder.
(n) Section 9.4(b)(i)(B) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(B)    the Agent; provided, that no consent of Agent shall be required for an assignment to a Lender, an Affiliate or branch of a Lender or an Approved Fund; and

(o) Section 9.13(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a)    Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the PATRIOT Act and Beneficial Ownership Regulation;
(p) Section 9.20 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

9.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
(q) Section 9 of the Credit Agreement is hereby amended by adding new Sections 9.21 and 9.22 to read as follows:
9.21    Acknowledgement Regarding Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any swap or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)     Covered Party. If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support

(and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    Definitions. As used in this Section, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

9.22    Electronic Signatures. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept such Electronic Signature, the Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature”

shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
(r) Section 10.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(c)    as a condition to the effectiveness of any joinder of any Additional Borrower, such Additional Borrower shall deliver all documentation and other information reasonably requested in writing by each Lender within ten Business Days following receipt of such Notice of Additional Borrower to satisfy requirements under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and Beneficial Ownership Regulation and, in the case of any Canadian Borrower, Canadian Anti-Money Laundering Laws.
(s) Section 10.2(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(d)    as a condition to the effectiveness of any joinder of any Discretionary Guarantor, such Discretionary Guarantor shall deliver opinions, board resolutions and officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.1 and all other documentation and other information, in each case as reasonably requested in writing by the Agent or any Lender within ten Business Days following receipt of such Notice of Additional Guarantor to satisfy requirements under applicable “know your customer” and anti-money-laundering rules and regulations, including, the PATRIOT Act, Beneficial Ownership Regulation and the Canadian Anti-Money Laundering Laws.
(t) Schedule 2.4 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 2.4 attached hereto.
SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings and each other Borrower hereby jointly and severally represent and warrant to Agent and each Lender that (i) the representations and warranties set forth in Section 3 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (it being understood and agreed that the reference in Section 3.18 of the Credit Agreement to “the Closing Date, after giving effect to the Transactions to be consummated on the Closing Date” shall be deemed to refer instead to “the Amendment Effective Date, after giving effect to the transactions consummated on the Amendment Effective Date”); provided, that in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or “Material Adverse Effect”; and (ii) no Default or Event of Default has occurred and is continuing on the Amendment Effective Date or after giving effect to the transactions contemplated hereby.
SECTION 5. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions shall have been satisfied; provided that the Amendment Effective Date shall be deemed to occur notwithstanding Agent’s failure to receive certain documents set forth in subsections (b) or (c) below if

Agent, in its sole discretion, elects to waive the delivery of such documents for a period not to exceed fifteen (15) Business Days after the Amendment Effective Date:
(a) Agent shall have received this Amendment, a Reaffirmation of the US Security Documents, a Reaffirmation of the Canadian Security Documents, Note(s) requested by any Incremental Revolving Lender, an IP Security Agreement and a Notice of Additional Borrowers for the New Borrowers (as defined below) (including any supplements or other documents required thereby), in each case, executed and delivered by each party thereto.
(b) Agent shall have received, on behalf of itself and Lenders, an opinion of (i) Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, (ii) Blake, Cassels & Graydon LLP, Canadian counsel to the Loan Parties, (iii) Maynard Cooper & Gale, P.C., Alabama counsel to the Loan Parties, (iv) Rogers Towers, P.A., Florida counsel to the Loan Parties, (v) Butler Snow LLP, Tennessee counsel to the Loan Parties, and (vi) Belin McCormick, P.C., Iowa counsel to the Loan Parties, in each case, dated the Amendment Effective Date and addressed to Agent and Lenders and in form and substance reasonably satisfactory to Agent, and each Borrower hereby requests such counsel to deliver such opinions.
(c) Agent shall have received, with respect to each Loan Party, (i) a copy of the charter or other similar Organizational Document of each Loan Party and each amendment thereto, certified (as of a date reasonably near the Amendment Effective Date) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized or incorporated (or, in the case of any Loan Party incorporated under the laws of Canada or a province or territory thereof, by the Secretary, Assistant Secretary or other appropriate Responsible Officer of such Loan Party); provided that no such Organizational Document shall be required to be delivered if a Responsible Officer of any Loan Party certifies that such Loan Party’s Organizational Documents have not been amended and have remained in full force and effect since the Closing Date; (ii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the Amendment Effective Date, certifying that such Person is duly organized and in good standing under the laws of such jurisdiction; and (iii) a certificate of the Secretary, Assistant Secretary or other appropriate Responsible Officer of each Loan Party dated as of the Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, or operating or partnership agreement of such Loan Party as in effect on the Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the this Amendment and the other Loan Documents to which such Person is a party and, in the case of the US Borrowers, the borrowings under the Incremental Revolving Commitments, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or formation, partnership agreement or other constitutive documents of such Loan Party have not been amended since the date the documents furnished pursuant to clause (i) above were certified, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party.
(d) Agent shall have received a solvency certificate in the form of Exhibit J of the Credit Agreement from a Responsible Officer of Holdings certifying that after giving effect to this Amendment and the transactions contemplated hereby, Holdings and its Subsidiaries, on a consolidated basis, are solvent;

(e) Agent shall have received UCC, PPSA and other Lien searches covering the Loan Parties showing that there are no Liens upon the Collateral, other than Liens permitted by Section 6.03 of the Credit Agreement;
(f) Agent shall have received proper financing statements for USP Land Holdings FP&P, LLC, USP Land Holdings FCP, LLC and Constructure Fabrication, LLC (collectively, the “New Borrowers”), in form appropriate for filing under the UCC of all jurisdictions that Agent may deem necessary or desirable, in order to perfect the Liens created under the applicable Security Documents;
(g) Agent shall have received a Borrowing Base Certificate as of April 30, 2020, as revised to give effect to this Amendment and the Incremental Revolving Commitments granted hereunder;
(h) Each of the conditions set forth in Sections 4.2(a), (b), (d) and (e) of the Credit Agreement shall be satisfied and Agent shall have received a certificate to that effect dated the Amendment Effective Date, substantially in the form of Exhibit C of the Credit Agreement, with appropriate insertions and attachments and executed by a Responsible Officer of Holdings;
(i) As requested by Borrower Representative, Bank of America shall have issued a US Tranche Letter of Credit in the amount of $9,249,080.70 for the benefit of Wells Fargo Bank, National Association (the “Backstop LC”);
(j) All reasonable expenses (to the extent invoiced at least two (2) Business Days prior to the Amendment Effective Date) and fees due to Lenders, Arranger and Agent existing under the Credit Agreement and as set forth in that certain Fee Letter dated as of June 1, 2020, by and among Agent, Holdings and BofA Securities, Inc. that are required to be paid on the Amendment Effective Date shall have been paid; and
(k) Agent shall have received, no later than two (2) Business Days prior to the Amendment Effective Date, all documentation and other information about the Loan Parties as has been reasonably requested in writing at least three Business Days prior to the Amendment Effective Date by Agent with respect to applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, Canadian Anti-Money Laundering Laws and Beneficial Ownership Regulation. If any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification to the Agent and the Lenders upon request.
SECTION 6. New and Exiting Lenders.
(a) By its execution of this Amendment, each of Deutsche Bank AG New York Branch and Deutsche Bank AG Canada Branch (each a “New Lender” and collectively, the “New Lenders”) (i) shall be deemed to have become a party to the Credit Agreement and shall have all the rights and obligations of a “US Tranche Revolving Credit Lender” or a “Canadian Tranche Revolving Credit Lender”, as the case may be, and an “Issuing Bank” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto. Each of the New Lenders hereby confirms that it has received a copy of the Loan Documents, together with copies of the documents which were required to be delivered under this Amendment as a condition to the effectiveness hereof. Each of the New Lenders acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. Each of the New Lenders further acknowledges and agrees that the Agent has not made any representations or warranties about the credit worthiness of Borrowers or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor. For the avoidance of doubt, the New Lenders’ Revolving Credit Commitments shall be $65,000,000 in the aggregate, which shall include the $50,000,000 Incremental Revolving Commitments set forth on Schedule I hereto.
(b) By its execution of this Amendment, each of Wells Fargo Bank, National Association, Wells Fargo Capital Finance Corporation Canada, Barclays Bank PLC, and Citibank, N.A. (each an “Exiting Lender” and collectively, the “Exiting Lenders”) hereby (a) consents to this Amendment in its capacity as a US Tranche Revolving Credit Lender or a Canadian Tranche Revolving Credit Lender and in the case of Wells Fargo Bank, National Association, as Issuing Bank, respectively, under the Credit Agreement solely for purposes of Section 9.2 of the Credit Agreement, and (b) acknowledges and agrees to this Section 6. Each of the parties hereto hereby agrees and confirms that after giving effect to this Section 6 and subject to the receipt of funds necessary to repay all principal, interest and fees through the Amendment Effective Date owing to the respective Exiting Lenders and in the case of Wells Fargo Bank, National Association, the receipt of the Backstop LC, (i) each of the Exiting Lenders’ Revolving Credit Commitments shall be $0.00, (ii) the Exiting Lenders’ Revolving Credit Commitments to lend or issue a Letter of Credit and all other obligations of the Exiting Lenders under the Credit Agreement shall be terminated (other than any obligations of the Loan Parties that expressly survive the termination or departure of a Lender under the Loan Documents in accordance with their terms), and (iii) each Exiting Lender shall cease to be a US Tranche Revolving Credit Lender, Canadian Tranche Revolving Credit Lender or Issuing Bank for all purposes under the Loan Documents.
SECTION 7. Effect of this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Lenders or Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. The parties hereto agree that this Amendment is designated as a Loan Document.
SECTION 8. Reaffirmation. Each of Holdings and each Borrower identified on the signature pages hereto (collectively, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby. Each Reaffirming Loan Party hereby consents to this Amendment and the transactions contemplated hereby, and hereby confirms its respective guarantees (including in respect of the Incremental Revolving Commitments), pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties. Each of the Reaffirming Loan Parties further agrees to take any action that may be required or that is reasonably requested by Agent to effect the purposes of this Amendment, the transactions contemplated hereby or the Loan Documents and hereby reaffirms its obligations under each provision of each Loan Document to which it is party.

SECTION 9. Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 10. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 11. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 9.9 and 9.10 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.
SECTION 12. Release of Forterra Pressure Pipe. Borrower Representative has requested that the Agent and the Lenders release Forterra Pressure Pipe, Inc., an Ohio corporation (“Forterra Pressure Pipe”), as a US Borrower under the Credit Agreement based on its representation that Forterra Pressure Pipe has become an Immaterial Subsidiary (except for its current status as a Borrower). In furtherance of such request, the Lenders hereby authorize the Agent to (a) release Forterra Pressure Pipe from all of its obligations under the Loan Documents (except for obligations and provisions that expressly survive termination pursuant to their terms), and Forterra Pressure Pipe shall no longer constitute a “US Borrower” or “Loan Party” thereunder, (b) release Agent’s security interests created under the Security Documents in the Collateral of Forterra Pressure Pipe, and (c) execute or file any relevant lien release documentation to effect the foregoing, such releases to occur concurrently with the Term Loan Agent releasing Forterra Pressure Pipe as a guarantor under the Term Loan Facility Credit Documents and the Term Loan Agent releasing its security interests in the assets of Forterra Pressure Pipe.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
HOLDINGS:
FORTERRA, INC.

By: ______________________________
Name:
Title:

US BORROWERS:
STARDUST HOLDINGS (USA), LLC
FORTERRA FINANCE, LLC
FORTERRA PIPE & PRECAST, LLC
USP HOLDINGS, INC.
FORTERRA PRESSURE PIPE, INC.
BIO CLEAN ENVIRONMENTAL SERVICES, INC.
FORTERRA CONCRETE INDUSTRIES, INC.
FORTERRA CONCRETE PRODUCTS, INC.
FORTERRA STRUCTURAL PRECAST, LLC
MODULAR WETLAND SYSTEMS, INC.
UNITED STATES PIPE AND FOUNDRY COMPANY, LLC
US PIPE FABRICATION, LLC
MILL HANDLING LLC
DIP ACQUISITION LLC
FAB PIPE LLC
CUSTOM FAB, INC.
GRIFFIN PIPE PRODUCTS CO., LLC
FORTERRA CONCRETE OPERATIONS, LLC
FORTERRA PRECAST CONCEPTS, LLC
USP LAND HOLDINGS FP&P, LLC
USP LAND HOLDINGS FCP, LLC
CONSTRUCTURE FABRICATION, LLC

By: ______________________________
Name:
Title:

Signature Page to
First Amendment to the ABL Credit Agreement

CANADIAN BORROWERS:

FORTERRA PIPE & PRECAST, LTD.
FORTERRA PRESSURE PIPE, ULC
FORTERRA PIPE & PRECAST BC, ULC

By: ______________________________
Name:
Title:

Signature Page to
First Amendment to the ABL Credit Agreement

BANK OF AMERICA, N.A.,
as Agent, as a US Tranche Revolving Credit Lender and an Issuing Bank

By: ______________________________
Name:
Title:

Signature Page to
First Amendment to the ABL Credit Agreement

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Tranche Revolving Credit Lender and an Issuing Bank

By: ______________________________
Name:
Title:

Signature Page to
First Amendment to the ABL Credit Agreement

GOLDMAN SACHS BANK USA,
as a US Tranche Revolving Credit Lender and a Canadian Tranche Revolving Credit Lender

By: ______________________________
Name:
Title:

Signature Page to
First Amendment to the ABL Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a US Tranche Revolving Credit Lender and a Canadian Tranche Revolving Credit Lender

By: ______________________________
Name:
Title:

Signature Page to
First Amendment to the ABL Credit Agreement

ROYAL BANK OF CANADA,
as a US Tranche Revolving Credit Lender and Canadian Tranche Revolving Credit Lender

By: ______________________________
Name:
Title:

Signature Page to
First Amendment to the ABL Credit Agreement

TRUIST BANK, as successor-in-interest to SunTrust Bank, as a US Tranche Revolving Credit Lender and a Canadian Tranche Revolving Credit Lender

By: ______________________________
Name:
Title:

Signature Page to
First Amendment to the ABL Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
as a New Lender, US Tranche Revolving Credit Lender and an Incremental Revolving Credit Lender

By: ______________________________
Name:
Title:

DEUTSCHE BANK AG CANADA BRANCH,
as a New Lender and Canadian Tranche Revolving Credit Lender

By: ______________________________
Name:
Title:

Signature Page to
First Amendment to the ABL Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Exiting Lender

By: ______________________________
Name:
Title:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA,
as an Exiting Lender

By: ______________________________
Name:
Title:

Signature Page to
First Amendment to the ABL Credit Agreement

BARCLAYS BANK PLC,
as an Exiting Lender

By: ______________________________
Name:
Title:

Signature Page to
First Amendment to the ABL Credit Agreement

CITIBANK, N.A.,
as an Exiting Lender

By: ______________________________
Name:
Title:

Signature Page to
First Amendment to the ABL Credit Agreement

Schedule I

Incremental Revolving Commitments

Incremental Revolving Lender	Incremental Revolving Commitment
Deutsche Bank AG New York Branch	$50,000,000.00
Total	$50,000,000.00

Schedule I

Schedule 2.4
Lenders

Lender	US Tranche Revolving Commitment	Canadian Tranche Revolving Commitment
Bank of America, N.A.	$84,857,142.85	$0.00
Bank of America, N.A. (acting through its Canada branch)	$0.00	$5,142,857.15
Deutsche Bank AG New York Branch	$61,285,714.29	$0.00
Deutsche Bank AG Canada Branch	$0.00	$3,714,285.71
Truist Bank	$61,285,714.29	$3,714,285.71
Goldman Sachs Bank USA	$47,142,857.14	$2,857,142.86
Royal Bank of Canada	$47,142,857.14	$2,857,142.86
Credit Suisse AG, Cayman Islands Branch	$28,285,714.29	$1,714,285.71
Total	$330,000,000.00	$20,000,000

Schedule I